For Immediate Release
The J. M. Smucker Company Acquires Leading Hispanic Brands from Rowland Coffee Roasters

ORRVILLE, Ohio, May 16, 2011 —The J. M. Smucker Company (NYSE: SJM) today announced that it has completed an acquisition of the coffee brands and business operations of Rowland Coffee Roasters, Inc. (“Rowland Coffee”), a privately-held company headquartered in Miami, Florida.

Rowland Coffee’s products are primarily sold under the leading Hispanic Café Bustelo® and Café Pilon brands with distribution in retail and foodservice channels concentrated in the northeastern U.S. and southern Florida. It is a leading producer of espresso coffee in the U.S., generating total net sales in excess of $110 million in calendar 2010. The acquisition includes a manufacturing, distribution, and office facility in Miami.

“This acquisition strengthens and broadens the breadth of our leadership in the U.S. retail coffee category,” said Richard Smucker, Executive Chairman and Co-Chief Executive Officer. “The addition of the Café Bustelo® and Café Pilon coffee brands, each with a rich heritage, provides us with a unique opportunity to establish a strong presence in coffee with Hispanic consumers in the U.S.”

“This is an exciting bolt-on transaction and a good strategic fit for our Company,” said Vince Byrd, President and Chief Operating Officer. “The acquisition is expected to be accretive in fiscal 2012, and provides our coffee business with greater scale and reach. Our proven ability to leverage our existing infrastructure will provide additional growth opportunities for these trusted brands.”

The Company completed the $360 million transaction with cash on hand and borrowings under its existing credit facility. The transaction is expected to contribute approximately $0.05 per diluted common share to fiscal 2012 earnings, excluding one-time costs of the transaction.

The Company intends to leverage its existing coffee infrastructure to expand distribution and marketing support of the acquired brands. Manufacturing operations are expected to be consolidated into the Company’s existing coffee facilities in New Orleans, Louisiana, in approximately three years. The consolidation of operations is expected to achieve additional cost savings of approximately $0.10 per diluted common share in the first full year after completion of consolidation, excluding one-time costs.

One-time costs of the acquisition are estimated to total $25 million to $30 million, including approximately $15 million of noncash charges associated with closing the Miami facilities. Approximately $10 million of the one-time costs are expected to be incurred in fiscal 2012, with the remaining incurred through 2014.

The Company is currently in its year-end quiet period and, therefore, will answer investor related follow-up questions during its June 9, 2011, fourth quarter and fiscal 2011 earnings conference call.

About The J. M. Smucker Company
For more than 110 years, The J. M. Smucker Company has been committed to offering consumers quality products that help families create memorable mealtime moments. Today, Smucker is a leading marketer and manufacturer of fruit spreads, retail packaged coffee, peanut butter, shortening and oils, ice cream toppings, sweetened condensed milk, and health and natural foods beverages in North America. Its family of brands includes Smucker’s®, Folgers®, Dunkin’ Donuts®, Jif®, Crisco®, Pillsbury®, Eagle Brand®, R.W. Knudsen Family®, Hungry Jack®, White Lily® and Martha White® in the United States, along with Robin Hood®, Five Roses®, Carnation®, Europe’s Best® and Bick’s® in Canada. The Company remains rooted in the Basic Beliefs of Quality, People, Ethics, Growth, and Independence established by its founder and namesake more than a century ago. The Company has appeared on FORTUNE Magazine’s list of the 100 Best Companies to Work For in the United States 13 times, ranking number one in 2004. For more information about the Company, visit www.smuckers.com.

The J. M. Smucker Company is the owner of all trademarks, except Pillsbury®, the Barrelhead logo and the Doughboy character are trademarks of The Pillsbury Company, LLC, used under license; Carnation® is a trademark of Société des Produits Nestlé S.A., used under license; and Dunkin’ Donuts® is a registered trademark of DD IP Holder, LLC, used under license. Borden® and Elsie are trademarks used under license.

Dunkin’ Donuts® brand is licensed to The J. M. Smucker Company for packaged coffee products sold in retail channels such as grocery stores, mass merchandisers, club stores, and drug stores. This information does not pertain to Dunkin’ Donuts® coffee or other products for sale in Dunkin’ Donuts® restaurants. K-Cup® and K-Cups® are trademarks of Keurig, Incorporated.

The J. M. Smucker Company Forward-Looking Language
This press release contains forward-looking statements, such as projected operating results, earnings and cash flows, that are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from any future results, performance, or achievements expressed or implied by those forward-looking statements. Readers should understand that the risks, uncertainties, factors, and assumptions listed and discussed in this press release, including the following important factors and assumptions, could affect the future results of the Company and could cause actual results to differ materially from those expressed in the forward-looking statements:

•	volatility of commodity markets from which raw materials, particularly green coffee beans, wheat, soybean oil, milk, and peanuts, are procured and the related impact on costs;

•	risks associated with hedging, derivative, and purchasing strategies employed by the Company to manage commodity pricing risks, including the risk that such strategies could result in significant losses and adversely impact the Company’s liquidity;

•	crude oil price trends and their impact on transportation, energy, and packaging costs;

•	the ability to successfully implement price changes;

•	the success and cost of introducing new products and the competitive response;

•	the success and cost of marketing and sales programs and strategies intended to promote growth in the Company’s businesses;

•	general competitive activity in the market, including competitors’ pricing practices and promotional spending levels;

•	the successful completion of the Company’s restructuring programs, and the ability to realize anticipated savings and other potential benefits within the time frames currently contemplated;

•	the impact of food safety concerns, involving either the Company or its competitors’ products;

•	the impact of accidents and natural disasters, including crop failures and storm damage;

•	the concentration of certain of the Company’s businesses with key customers and suppliers and the ability to manage and maintain key relationships;

•	the loss of significant customers or a substantial reduction in orders from these customers or the bankruptcy of any such customer;

•	changes in consumer coffee preferences, and other factors affecting the coffee business, which represents a substantial portion of the Company’s business;

•	the ability of the Company to obtain any required financing;

•	the timing and amount of capital expenditures, share repurchases, and restructuring and merger and integration costs;

•	impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets or changes in useful lives of other intangible assets;

•	the impact of new or changes to existing governmental laws and regulations or their application;

•	the impact of future legal, regulatory, or market measures regarding climate change;

•	the outcome of current and future tax examinations, changes in tax laws, and other tax matters, and their related impact on the Company’s tax positions;

•	foreign currency and interest rate fluctuations;

•	political or economic disruption;

•	other factors affecting share prices and capital markets generally; and

•	the other factors described under “Risk Factors” in other reports and statements filed by the Company with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and proxy materials.

Readers are cautioned not to unduly rely on such forward-looking statements, which speak only as of the date made, when evaluating the information presented in this press release. The Company does not undertake any obligation to update or revise these forward-looking statements to reflect new events or circumstances.

Contacts:
The J. M. Smucker Company
(330) 682-3000

Investors:
Sonal Robinson
Vice President, Investor Relations

Media:
Maribeth Badertscher
Vice President, Corporate Communications